Exhibit 99.1

COTT CORPORATION ANNOUNCES

APPOINTMENT TO BOARD OF DIRECTORS

TAMPA, FEBRUARY 12, 2008 – Cott Corporation (NYSE:COT; TSX:BCB), the world’s largest retailer brand soft drink provider, announced today the appointment of Graham W. Savage to the Company’s Board of Directors, effective February 7, 2008.

Mr. Savage is the Chairman of Callisto Capital LP, a Toronto-based private equity firm with a focus on creating value and success through partnerships with high-potential enterprises in Canada. Between 1975 and 1996, Savage was with Rogers Communications Inc. in various positions culminating in being appointed the Senior Vice President, Finance and Chief Financial Officer, a position he held for seven years.

In addition to Callisto Capital LP, Savage also serves on the Boards of Sun-Times Media Group, Inc. and Canadian Tire Corporation. He has also served on the boards of many other well-known companies.

Frank Weise, Cott’s Chairman of the Board, praised Mr. Savage, saying, “Mr. Savage’s substantial industry-leading and strategic experience will bring a creative partnership-based approach to the Board’s ability to act in the best interest of our investors. His management and financial background are impressive and we are pleased to welcome someone of his caliber to our Board.”

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About Cott Corporation

Cott Corporation is one of the world’s largest non alcoholic beverage companies and the world’s largest retailer brand soft drink company. The Company commercializes its business in over 60 countries worldwide, with its principal markets being the United States, Canada, the United Kingdom and Mexico. Cott markets or supplies over 200 retailer and licensed brands, and Company-owned brands including Cott, RC, Vintage, Vess and So Clear. Its products include carbonated soft drinks, sparkling and flavored waters, energy drinks, sports drinks, juices, juice drinks and smoothies, ready-to-drink teas, and other non-carbonated beverages. The Company’s website is www.cott.com. The brand names and trademarks referenced in this press release are trademarks of Cott Corporation, its affiliated companies, customers, or other third parties.

Safe Harbor Statements

This press release contains or refers to forward-looking statements reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. The forward-looking statements are based on assumptions that volume and revenue will be consistent with historical trends, and that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates.

Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance such as those relating to the success of the Company’s measures to increase volume and revenue, reduce costs and increase operating income, obtain capacity increases, and introduce new products are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company’s filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company’s ability to restore plant efficiencies and reduce logistics and other costs, adverse weather conditions, competitive activities by other brand beverage manufacturers, the Company’s ability to develop new products that appeal to consumer tastes, the Company’s ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation and regulatory review, loss of key customers and retailers’ continued commitment to their Company-supplied beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACT:

Edmund O’Keeffe – Investor Relations	Tel: (905) 672-1900 ext. 19216
Lucia Ross – Media Contact	Tel: (813) 313-1705